EXHIBIT 10.50

                         AGREEMENT OF SALE AND PURCHASE

THE STATE OF TEXAS

COUNTY  OF  TRAVIS

     THIS AGREEMENT OF SALE AND PURCHASE ("Agreement") is made by and between INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Texas corporation ("Seller") and ASPEN GROWTH PROPERTIES, INC., a Texas corporation ("Purchaser"). Seller and Purchaser are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:

                                       I.
                                Sale and Purchase

     1.01 The Property. Seller hereby agrees to sell and convey unto Purchaser, and Purchaser hereby agrees to purchase from Seller, for the price and subject to the terms, covenants, conditions and provisions herein set forth, the land which is described on Exhibit "1.01" attached to this Agreement and incorporated herein by reference (the "Land"), together with all of the buildings and other improvements located on the Land (the "Improvements") and all of Seller's right, title and interest in and to all appurtenances benefiting or pertaining to the Land and/or the Improvements, including without limitation, all of Seller's right, title and interest in and to all streets, alleys, rights of way or easements adjacent to the Land, all strips or pieces of land adjacent to the Land and all utility lines and facilities located upon, within or adjacent to the Land (the "Appurtenances"). The Land, the Improvements and the Appurtenances are referred to in this Agreement collectively as the "Property".

     1.02 The Personal Property. Seller will, within ten (10) calendar days after the Effective Date of this Agreement, provide to Purchaser a list of the items of personal property which will be conveyed to Purchaser under the terms of this Agreement (the "Personal Property").

     1.03 The Leases. Seller will, within ten (10) calendar days after the Effective Date of this Agreement, provide to Purchaser: (a) copies of the leases and landlord-permitted subleases (such leases and subleases being referred to in this Agreement collectively as the "Existing Leases"); and (b) a rent roll which includes a list of all of the Existing Leases and which sets forth each tenant's name, amount of monthly rent, amount of security deposit, expiration of term, current status of payments and amount of any advance rentals received (the "Rent Roll"). Seller may, at Seller's option and election, enter into additional leases with respect to the Property and may permit additional subleases with respect to the Property (such additional leases and additional subleases being referred to in this Agreement collectively as the "Additional Leases") prior to



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the Closing (hereinafter defined) under this Agreement.  Purchaser's approval is not required for any Additional Leases which are entered into by Seller during the period of time between the Effective Date of this Agreement and the date which is seven (7) calendar days prior to the expiration of the Inspection Period (the "Seller Leasing Period"), but copies of all of the Additional Leases entered into during the Seller Leasing Period must be delivered to Purchaser on or before the final day of the Seller Leasing Period. After the expiration of the Seller Leasing Period, Seller will not enter into any Additional Leases unless such Additional Leases are approved in advance in writing by Purchaser, but: (a) Purchaser will not unreasonably withhold its approval of any proposed Additional Leases; and (b) Purchaser's approval right will terminate and be of no further force or affect upon the termination of this Agreement. The Existing Leases and the Additional Leases are referred to in this Agreement collectively as the "Leases". At the Closing, Seller will assign to Purchaser all of Seller's right, title and interest in and to the Leases and Purchaser will assume all of Seller's obligations under the Leases.

     1.04 The Seller Lease. The Existing Leases include that certain "River Place Pointe I Lease Agreement" by and between Seller as "Landlord" and Seller also as "Tenant" (the "Seller Lease") pursuant to which Seller is occupying a portion of the Property, as more fully described therein (the "Seller
Premises"). After the Closing: (a) Seller will continue to occupy the Seller Premises under the terms and provisions of the Seller Lease; (b) Seller will continue to have and enjoy all of the rights and benefits of the "Tenant" under the Seller Lease; (c) Seller will be responsible and liable for the performance of all of the obligations of the "Tenant" under the Seller Lease; (d) Purchaser will have and enjoy all of the rights and benefits of the "Landlord" under the Seller Lease; and (e) Purchaser will be responsible and liable for all of the duties and obligations of the "Landlord" under the Seller Lease.

     1.05 The Purchaser Sublease. Purchaser may, at Purchaser's option and election, sublease from Seller a portion of the Seller Premises under the terms and provisions of a sublease agreement in the form of Exhibit "1.05" attached to this Agreement and incorporated herein by reference (the "Purchaser Sublease"). Purchaser must exercise Purchaser's option to enter into the Purchaser Sublease by delivering a written notice of exercise of such option to Seller at least ten
(10) days prior to the Closing Date under this Agreement. If Purchaser does not deliver such written notice of exercise to Seller within such time period, then Purchaser will be deemed to have waived Purchaser's right to enter into the Purchaser Sublease.

     1.06 The Tenant Improvement Loan. Seller has made an advance in the amount of $1,127,085.00 to SBC Services, Inc. for tenant improvements in excess of the agreed upon level of landlord-provided improvements (the "Tenant Improvement Loan"). The Tenant Improvement Loan is further described as the advance which was made by Seller to SBC Services, Inc. as the "Additional Tenant Improvement Allowance" under the terms and provisions of Paragraph 20(c) in the body of the "Standard Office Lease" dated July 28, 2000, by and between Investors Life Insurance Company of North America as "Landlord" and SBC Services, Inc. as



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"Tenant",  which said advance bears interest at the rate of 10% per annum and is payable in installments over the initial term of such lease. Seller may, at Seller's option and election, accept a complete or partial payoff (at par or with a discount) of the Tenant Improvement Loan any time at or prior to the Closing. If the Tenant Improvement Loan is not paid off in its entirety at or prior to the Closing, then, at the Closing: (a) Purchaser will pay to Seller/Landlord, in addition to the Purchase Price, an amount equal to the unreimbursed principal amount plus all accrued but unpaid interest under the Tenant Improvement Loan which is outstanding (but which may or may not be due and payable) by SBC Services, Inc. as of the Closing (such principal and accrued interest being referred to in this Agreement collectively as the "Tenant Improvement Loan Payment Amount"); and (b) Seller shall assign all of its right and interest in and to the Tenant Improvement Loan to Purchaser. Purchaser acknowledges that Seller and SBC Services, Inc. have, prior to the execution of this Agreement, discussed the possible early payment by SBC Services, Inc. to Seller of the Tenant Improvement Loan Payment Amount. Any payments made by SBC Services, Inc. to Seller with respect to the Tenant Improvement Loan prior to the Closing will be deducted from the Tenant Improvement Loan Payment Amount otherwise payable by Purchaser to Seller at the Closing. If Seller agrees to a discounted partial payoff of the Tenant Improvement Loan prior to the Closing, then the Tenant Improvement Loan Amount payable by Purchaser will include only the discounted outstanding amount of the Tenant Improvement Loan as of the date of Closing, including the discounted amount of all unpaid principal and all accrued but unpaid interest.

     1.07 Service Agreements. Seller will, within ten (10) calendar days after the Effective Date of this Agreement, provide to Purchaser copies of the service agreements which currently affect the Property and which will survive the Closing under this Agreement (the "Existing Service Agreements"). Seller may, at Seller's option and election, enter into additional service agreements with respect to the Property prior to the Closing under this Agreement (the "Additional Service Agreements"). Purchaser's approval is not required for any Additional Service Agreements which are entered into by Seller during the Seller Leasing Period, but copies of all of the Additional Service Agreements entered into during the Seller Leasing Period must be delivered to Purchaser on or before the final day of the Seller Leasing Period. After the expiration of the Seller Leasing Period, Seller will not enter into any Additional Service Agreements unless such Additional Service Agreements are approved in advance in writing by Purchaser, but: (a) Purchaser will not unreasonably withhold its approval of any proposed Additional Service Agreements; and (b) Purchaser's approval right will terminate and be of no further force or affect upon any termination of this Agreement. The Existing Service Agreements and the Additional Service Agreements are referred to in this Agreement collectively as the "Service Agreements". At the Closing, Seller will assign to Purchaser all of Seller's right, title and interest in and to the Service Agreements and Purchaser will assume all of Seller's obligations under the Service Agreements.



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                                     II.
                                  Consideration

     2.01 Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the sale and conveyance of the Property is ONE HUNDRED THREE MILLION AND NO/100 U.S. DOLLARS ($103,000,000.00), payable in full in cash or other readily available funds at the Closing (hereinafter defined).

     2.02 Earnest Money. In order to secure Purchaser's performance of this Agreement, Purchaser shall, within three (3) business days after the Effective Date of this Agreement, deposit ONE MILLION AND NO/100 U.S. DOLLARS ($1,000,000.00) in cash or other readily available funds with Heritage Title Company of Austin, Inc. (the "Title Company") at its offices at 401 Congress Avenue, Suite 1500, Austin, Texas 78701. All cash deposited with the Title Company pursuant to the terms of this Section 2.02 will be placed in an interest bearing account approved by the Parties and all such cash, together with all interest earned thereon is referred to in this Agreement collectively as the "Earnest Money". Purchaser's delivery of the Earnest Money is a condition precedent to Seller's obligations under this Agreement and Purchaser's rights under this Agreement. The Earnest Money will be held and disbursed in accordance with the terms and provisions of Section 7.05 of this Agreement.

                                      III.
                               Pre-Closing Matters

     3.01 Inspection Period. The period of time following the Effective Date of this Agreement until the date which is forty-five (45) calendar days after the Effective Date of this Agreement is referred to in this Agreement as the "Inspection Period". If Purchaser determines, in Purchaser's sole and absolute discretion, that the Property is not satisfactory to Purchaser for any reason or for no reason, then Purchaser may terminate this Agreement by delivering written notice of such termination to Seller on or before the final day of the Inspection Period. Without limitation on the foregoing, it is agreed and understood that the obligations of Purchaser under this Agreement are contingent upon the following, all of which must occur during the Inspection Period: (a) Purchaser's inspection and approval of the physical condition of the Property, the zoning of the Property, and all other aspects of the transaction evidenced by this Agreement; (b) Purchaser's review and acceptance of all leases, contracts, studies, surveys and other information pertinent to the operation and ownership of the Property; (c) Purchaser's review and acceptance of a commitment for title insurance; (d) Purchaser's review of Seller's existing surveys, if any, and the preparation (at Purchaser's option and expense) of any new or updated survey which may be desired by Purchaser. If Purchaser fails, for any reason, to deliver a written notice of termination to Seller on or before the final day of the Inspection Period, then all of the contingencies referenced in this Section 3.01 will be deemed to have been satisfied or waived and Purchaser's right of termination under this Section 3.01 will be deemed to have been waived.



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     3.02 Property Information. Seller will, within ten (10) calendar days after the Effective Date of this Agreement, provide to Purchaser copies of surveys, soils reports, environmental reports and/or other reports relating to the physical condition of the Property, if and to the extent that such items are in Seller's actual possession and/or available to Seller at no additional cost (the "Seller Materials"). The Leases, Service Agreements, Seller Materials, and all other information and materials furnished by Seller to Purchaser with respect to the Property are referred to in this Agreement collectively as the "Property Information". Purchaser agrees and acknowledges that: (a) Purchaser will not disclose the Property Information or any of the provisions, terms or conditions thereof, or any information disclosed therein or thereby, to any party outside of Purchaser's organization, other than Purchaser's lenders, proposed lenders, consultants, attorneys, engineers and agents involved with Purchaser in the acquisition of the Property; (b) within Purchaser's organization, the Property Information will be disclosed and exhibited only to those persons who are responsible for determining the feasibility of Purchaser's acquisition of the Property; (c) the Property Information is delivered to Purchaser solely as an accommodation to Purchaser; (d) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of any matters set out in or disclosed by the Property Information; (e) except as set out in the "Express Warranties" (as defined in Section 5.01 of this Agreement), Seller has not made and does not make any warranties or representations of any kind or nature regarding the truth, accuracy or completeness of the information set out in or disclosed by the Property Information; (f) except as set out in the Express Warranties, Seller shall have no liability or culpability of any kind or nature as a result of providing the Property Information to Purchaser or as a result of Purchaser's reliance on any of the Property Information or any information set forth or referred to therein or disclosed thereby; and (g) the Inspection Period will not be extended in the event of any failure by Seller to furnish any Property Information which may be required under this Agreement and Purchaser agrees that Purchaser's sole and exclusive remedy for any failure by Seller to furnish any Property Information within the time period required for the delivery of such Property Information under this Agreement will be Purchaser's right to terminate this Agreement on or before the final day of the Inspection Period under the terms and provisions of Section 3.01 of this Agreement.



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     3.03 Purchaser Access Rights. Purchaser and Purchaser's employees,  agents, contractors, subcontractors, consultants and other parties operating by, through or under Purchaser (collectively, the "Purchaser Parties") may enter upon the
Property  and  conduct  such  on-site   testing  and  inspections  as  Purchaser
reasonably desires; provided, however, that: (a) the right of entry hereunder will terminate automatically upon any termination of this Agreement: (b) any entry of Purchaser and/or the Purchaser Parties onto the Property is at the sole risk of Purchaser and the Purchaser Parties; (c) Purchaser hereby releases Seller from all liabilities, obligations and claims of any kind or nature arising out of or in connection with the entry of Purchaser and/or the Purchaser
Parties  onto  the  Property   INCLUDING  WITHOUT  LIMITATION  ALL  LIABILITIES,
OBLIGATIONS AND CLAIMS ARISING OUT OF ANY NEGLIGENCE ON THE PART OF SELLER, IT BEING EXPRESSLY AGREED AND UNDERSTOOD THAT THIS PROVISION SHALL BE EFFECTIVE TO RELEASE SELLER FROM CLAIMS ARISING OUT OF SELLER'S OWN NEGLIGENCE; (d) Purchaser agrees to indemnify and save and hold Seller harmless from and against all liabilities, obligations, claims and costs of any kind or nature (including court costs and reasonable attorneys' fees) arising out of or in connection with any activities of the Purchaser and/or the Purchaser Parties upon or within the Property INCLUDING WITHOUT LIMITATION ALL LIABILITIES, OBLIGATIONS, CLAIMS AND COSTS ARISING OUT OF ANY NEGLIGENCE ON THE PART OF SELLER, IT BEING EXPRESSLY AGREED AND UNDERSTOOD THAT PURCHASER IS AGREEING TO INDEMNIFY SELLER FROM CLAIMS ARISING OUT OF SELLER'S OWN NEGLIGENCE; (e) neither the Purchaser nor any of the Purchaser Parties will disturb, interrupt or interfere with any activities of Seller or Seller's employees, agents, contractors, subcontractors, consultants, tenants, invitees, licensees or other parties operating by, through or under Seller (however, Purchaser shall be entitled, subject to compliance with any applicable requirements under the Leases and subject further to Purchaser providing Seller written notice at lease three (3) business days in advance and Seller being able to accompany Purchaser, to enter into and inspect any tenant's space, which entry shall not be deemed a violation of this section); (f) Purchaser shall pay when due all costs and expenses related to the activities of Purchaser and/or the Purchaser Parties upon, within or with respect to the Property and Purchaser agrees to indemnify and hold and save Seller harmless from and against all such costs and expenses and all obligations, liabilities, claims and costs arising in connection therewith, including without limitation court costs and reasonable attorneys' fees; (g) Purchaser shall not permit any liens to attach to the Property by reason of any activities of Purchaser or the



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Purchaser Parties;  and (h) prior to any entry upon the Property by Purchaser or by any of the Purchaser Parties, Purchaser must furnish to Seller a certificate of insurance and evidence of payment of all required insurance premiums for insurance coverage insuring Seller from and against any and all claims, demands and actions arising out of any activities of Purchaser and/or any of the Purchaser Parties. Such insurance must: (i) provide coverage for injury to or death of any person or persons and damage to or destruction of any property, in an amount not less than $2,000,000.00, combined single limit; (j) provide
coverage   for  broad   contractual   liability  in  an  amount  not  less  than
$2,000,000.00; (k) include a waiver of subrogation in favor of Seller; (l) not be subject to change or cancellation, except after thirty (30) calendar days prior written notice to Seller; and (m) be underwritten by a company or companies reasonably satisfactory to Seller which are fully authorized to business in the state where the Property is located.

     3.04 Purchaser Due Diligence Materials. All studies, reports, analyses, market information, engineering work product, conceptual plans, conceptual drawings, architectural renderings, building elevations, construction drawings, construction plans, construction specifications, landscaping plans, site plans, site development permits, subdivision plats, and other data, materials and/or information of any kind or nature which Purchaser or any employee, agent, representative or consultant of Purchaser generates or acquires in connection with the Property and/or the transaction evidenced by this Agreement are referred to herein collectively as the "Purchaser Due Diligence Materials". Purchaser shall pay all expenses incurred in connection with the Purchaser Due Diligence Materials and Seller will have no obligation to pay any such expenses. In addition, Purchaser shall provide copies of all Purchaser Due Diligence Materials to Seller as and when the same become available, whether during or after the Inspection Period. If this Agreement is terminated for any reason, Purchaser will execute any documents and take any and all other action which may be required to effectuate an absolute assignment of the Purchaser Due Diligence Materials to Seller free and clear of liens and encumbrances. If this Agreement is not terminated and if the sale and purchase of the Property closes under the terms and provisions of this Agreement, then Seller will, upon request by Purchaser, release and relinquish unto Purchaser any ownership interest which Seller has in and to the Purchaser Due Diligence Materials, but in such event, Seller will be entitled to retain copies of the Purchaser Due Diligence Materials.



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     3.05 Proof of Financing.  If Purchaser  does not terminate  this  Agreement during the Inspection Period, then, on or before the final day of the Inspection Period, Purchaser will provide to Seller evidence in writing of Purchaser's anticipated sources of equity funds and/or loan funds adequate to allow Purchaser to close the acquisition of the Property under the terms of this Agreement.

     3.06 Title. Seller shall, within ten (10) calendar days after the Effective Date of this Agreement, obtain and cause to be delivered to Purchaser: (a) a title commitment (the "Title Commitment") pursuant to which the Title Company commits to issue to Purchaser an owners policy of title insurance (and at Purchaser's election and cost, a mortgagee's title policy in the amount of Purchaser's purchase money loan), on the standard form promulgated by the Department of Insurance of the State of Texas, providing title insurance coverage with respect to the Property in the amount of the Purchase Price (the "Title Policy"); and (b) copies of all title exception documents which are referenced in the Title Commitment (the "Title Review Documents"). All items which are reflected or disclosed on or within the Title Commitment and/or the Title Review Documents are referred to in this Agreement collectively as the "Title Review Items".

     3.07 The Purchaser Survey Work. Purchaser may, at Purchaser's option, election and expense, obtain updates to the surveys of the Property, if any, which are included in the Property Information or obtain a new survey or surveys with respect to the Property (the "Purchaser Survey Work"). Purchaser will complete the Purchaser Survey Work within twenty five (25) calendar days after the date upon which the Title Commitment is delivered to Purchaser (the "Purchaser's Survey Period"). Prior to the expiration of the Purchaser Survey Period, Purchaser will deliver to Seller and the Title Company, copies of all updated and/or new surveys which have been prepared with respect to the Property. All items which are reflected or disclosed on any survey of the Property provided to or obtained by Purchaser and all items which should be reflected or disclosed on a survey of the Property are referred to in this Agreement collectively as the "Survey Review Items".

     3.08 Objections. Purchaser shall complete Purchaser's review of the Title Review Items and the Survey Review Items during the period of time between the Effective Date of this Agreement and the date which is ten (10) calendar days prior to the final day of the Inspection Period (the "Title Review Period"). Purchaser shall, on or before the final day of the Title Review Period, deliver to Seller written notice of any objections which Purchaser has to the Title Review Items and/or the Survey Review Items (the "Objections"). Seller shall not



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be obligated to cure any of the Objections,  except that Seller shall remove all monetary liens and encumbrances other than non-delinquent tax liens and liens which were not created by, through or under Seller or assumed by Seller. However, if Seller fails or refuses to cure any of the Objections other than those Objections Seller is required to remove per this section, then Purchaser may, as Purchaser's sole and exclusive remedy, terminate this Agreement by delivering a written notice of such termination to Seller on or before the final day of the Inspection Period. If Purchaser does not deliver to Seller a written notice of termination of this Agreement on or before the final day of the Inspection Period, then Purchaser will be deemed have waived all uncured Objections, if any. The term "Permitted Exceptions" as used in this Agreement shall mean and refer to all of the exceptions and other matters revealed in or by the Title Review Items and/or the Survey Review Items, except for any items which the Title Company has, as of the expiration of the Inspection Period, agreed to remove from the Title Commitment.

     3.09 The Title Policy. Purchaser's obligations under this Agreement are contingent upon the Title Company being committed, at the Closing, to issue the Title Policy subject only to the Permitted Exceptions and the terms of such policy. The Title Policy may be delivered after the Closing if the Title Company delivers to Purchaser, at or prior to the Closing, an irrevocable commitment in writing to issue the Title Policy in the form required hereunder.

                                      IV.
                                     Closing

     4.01 Closing Date. This transaction shall close at the Title Company's offices or other location acceptable to the Parties on or before the date which is thirty (30) calendar days after the final day of the Inspection Period. The closing of this transaction is herein called "Closing" and the date for Closing is herein called the "Closing Date". However, Purchaser may elect an earlier Closing Date subject to providing Seller and Title Company with ten (10) days written notice of such earlier Closing Date.

     4.02 Seller's Closing Obligations. At the Closing, and as a condition to Purchaser's obligation to close escrow, Seller shall, at Seller's sole cost and expense:

     (a) execute and deliver to Purchaser a special warranty deed in the form of Exhibit "4.02(a)" attached hereto and incorporated herein by reference, with all blanks therein completed as necessary and with a description of the Land attached thereto as Exhibit "A" (the "Deed");



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     (b)  execute  and  deliver  to  Purchaser  a bill of  sale  in the  form of
          Exhibit "4.02(b)" attached to this Agreement and incorporated herein by reference, with all blanks therein completed as necessary, with a description of the Land attached thereto as Exhibit "A" and with a list of the Personal Property attached thereto as Exhibit "B" (the "Bill of Sale");

     (c) deliver to Purchaser the originals of the Leases, and execute and deliver to Purchaser an assignment and assumption of leases in the form of Exhibit "4.02(c)" attached to this Agreement and incorporated herein by reference, with all blanks therein completed as necessary, with a description of the Land attached thereto as Exhibit "A" and with a list of the Leases attached thereto as Exhibit "B" (the "Assignment and Assumption of Leases");

     (d) execute and deliver the Purchaser Sublease to Purchaser, with all blanks therein completed as necessary, with a copy of the Seller Lease attached thereto as Exhibit "A" and with a description of the "Subleased Premises" (as defined therein) attached thereto as Exhibit "B";

     (e) deliver to Purchaser the originals of all Service Agreements, together with all permits and warranties, if any, which are in Seller's possession and execute and deliver to Purchaser an assignment and assumption of service agreements, permits and warranties in the form of Exhibit "4.02(e)" attached to this Agreement and incorporated herein by reference, with all blanks therein completed as necessary, with a description of the Land attached thereto as Exhibit "A" and with a list of the Service Agreements attached thereto as Exhibit "B" (the "Assignment and Assumption of Service Agreements, Permits and Warranties");

     (f) deliver to Purchaser physical possession of the Property and the Personal Property;

     (g)  execute  and  deliver  to   Purchaser  a   "non-foreign"   certificate
          sufficient to establish that withholding of tax is not required in connection with this transaction;

     (h) execute and deliver such other documents as are customarily executed by a seller in connection with the conveyance of similar property in Travis County, Texas, including all required closing statements, releases, affidavits, evidences of authority to execute the documents, certificates of good standing, corporate resolutions and any other instruments reasonably required by the Purchaser or the Title Company;

     (i) execute and deliver to Purchaser an assignment of Seller's rights pursuant to the Tenant Improvement Loan (provided, however, that if Seller has accepted an early payoff of the Tenant Improvement Loan Amount in its entirety prior to the Closing, then there will be no assignment of rights with respect to the Tenant Improvement Loan and provided, further, that if there has been a partial payoff of the Tenant Improvement Loan Amount prior to Closing, then the assignment of Seller's rights hereunder will relate only to the Tenant Improvement Loan Payment Amount which is outstanding at the Closing); and

     (j) As a further condition of Closing, Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser, prior to the expiration of the Inspection Period, an estoppel certificate from: (i) each tenant leasing more than ten thousand (10,000) leasable square feet; and (ii) not less than tenants representing seventy (70) percent of the gross leasable area of the remaining tenants (i.e., those tenants having leasable space of less than 10,000 square feet), as set forth in the Rent Roll. Each estoppel certificate shall be substantially in the form of the certificate attached to this Agreement as Exhibit "4.02(j)" and incorporated herein by reference , with all blanks therein completed as necessary and with all attachments made thereto as necessary (each a "Tenant Certificate").

          For any leases shown on the Rent Roll for which a Tenant Certificate is not provided from Seller to Purchaser, Seller shall provide to Purchaser a Seller's Certificate, complying with the requirements of the prior sentence, and signed by Seller. If any Tenant Certificate or any Seller's Certificate is not on the stipulated form or shows any material deviation from the matters set forth in the Rent Roll or indicates any claim of a material breach of landlord under the lease which is the subject of such Tenant Certificate or such Seller's Certificate, then Purchaser may, as Purchaser's sole and exclusive remedy, terminate this Agreement by delivering a written notice of termination to Seller on or before the final day of the Inspection Period. If Purchaser does not deliver to Seller a written notice of termination of this Agreement prior to the expiration of the Inspection Period, then Purchaser will be deemed to have accepted such Tenant Certificates and Seller's Certificates as have been provided by Seller to Purchaser prior to the expiration of the Inspection Period and Purchaser's right of termination under this Section 4.02(j) shall be deemed to have been waived by Purchaser.

     4.03 Purchaser's Closing Obligations. At the Closing, Purchaser shall, at Purchaser's sole cost and expense:

     (a) deliver to the Title Company the Purchase Price (less the Earnest Money), plus the Tenant Improvement Loan Payment Amount plus the full amount of all expenses and other sums which Purchaser is required to pay under the terms of this Agreement, all for disbursement in accordance with the terms and provisions of this Agreement;

     (b) execute and deliver to Seller the Deed, the Bill of Sale, the Assignment and Assumption of Leases, the Purchaser Sublease, and the Assignment and Assumption of Service Agreements, Permits, and Warranties; and

     (c) execute and deliver such other documents as are customarily executed by a purchaser in connection with the conveyance of similar property in Travis County, Texas, including all required closing statements, releases, affidavits, evidences of authority to execute documents, certificates of good standing, corporate resolutions, and other instruments which are reasonably required by the Seller or the Title Company.

     4.04 Closing Costs. Seller and Purchaser each agrees to pay the following costs at Closing, in addition to any other amounts set forth in this Agreement.

     (a) At or prior to the Closing, Seller shall pay: (i) the basic premium for the Title Policy; (ii) Seller's attorneys' fees; (iii) the cost of any tax certificates required under the terms of this Agreement; (iv) all costs incurred in connection with the preparation and recordation of any releases of existing liens against the Property; (v) one-half (1/2) of any escrow or closing fee charged in connection with this Agreement; and (vi) any other closing costs customarily paid by a seller of similar real property in Travis County, Texas, except as may be otherwise provided in this Agreement.

     (b) At or prior to the Closing, Purchaser shall pay: (i) all charges for any endorsements to the Title Policy, all charges to modify the area and boundary exception in the Title Policy, and all inspection fees and other additional premiums or expenses of any kind or nature incurred in connection with the Title Policy; (ii) the full amount of all premiums for any mortgagee's title policy requested by Purchaser, including charges for any survey endorsement or tax deletion requested; (iii) all costs and expenses incurred in connection with the Purchaser Survey Work; (iv) Purchaser's attorneys' fees; (v) all expenses relating to Purchaser's financing (if any), including any and all costs, expenses and fees required by Purchaser's lender; (vi) all recording fees charged in connection with any documents which are recorded pursuant to the terms of this Agreement, except for any releases of liens to be recorded by Seller; (vii) one-half (1/2) of any escrow fee charged in connection with this Agreement; and (viii) any other closing costs customarily paid by a purchaser of similar real property in Travis County, Texas, except as may otherwise be provided in this Agreement.

     4.05 Prorations. The Title Company, in the capacity of escrow agent for the Parties, will cause to be pro-rated and will prepare estimated closing statements for Seller's and Purchaser's approval, in connection with the following items:

     (a) All normally and customarily proratable items, including, without limitation, real estate and personal property taxes ("Taxes"), utility expenses and rents shall be prorated as of the Closing Date, Seller being charged and credited for all of the same up to such date and Purchaser being charged and credited for all of the same on and after such date.

     (b) If the actual amounts to be prorated for Taxes or utility expenses are not known as of the Closing Date, the prorations of such items shall be made on the basis of the best information then available, and within thirty (30) calendar days after the actual amount of such Taxes or utility expenses are known, adjustments, if needed, will be made between Seller and Purchaser. Similarly, if it is determined, at any time within one (1) year after the Closing Date, that any proration under this Agreement was incorrect when made, then such proration will be corrected within thirty (30) days after the mistake in proration under this Agreement is discovered. After the expiration of one (1) year after the Closing Date, all prorations under this Agreement will be deemed final and no additional adjustments or corrections to prorations under this Agreement will be made thereafter.

     (c) All deposits held by the providers of utility services to the Property shall, at Seller's option: (i) be refunded to the Seller by the appropriate utility providers; or (ii) be assigned to Purchaser and reimbursed to Seller by Purchaser at the Closing. Purchaser shall be solely responsible to make arrangements for the continuation of utility services to the Property, including without limitation, the obligation to post new utility deposits in the event Seller elects to obtain a refund of Seller's existing deposits from the providers of utility services.

     (d) All security deposits paid to Seller under the terms of any existing leases shall be delivered to Purchaser at the Closing, and Purchaser will assume all liabilities and obligations of Seller in connection with such security deposits. All rents collected by Purchaser after Closing shall first be applied to current rents, and thereafter be applied to any delinquent rents which relate to periods of time prior to the Closing, and such delinquent rent payments shall be delivered promptly by Purchaser to Seller. Seller agrees that Seller will utilize the same effort to collect delinquent rents under the Leases as it uses to collect current rents.

     (e)  The provisions of this Section 4.05 shall survive the Closing.

                                       V.
                     Warranties, Representations and Notices

     5.01 Seller Representations and Warranties. Seller represents and warrants to Purchaser the following:

     (a) Seller is a duly organized and validly existing corporation under the laws of the State of Texas, with full power and authority to perform its obligations under this Agreement.

     (b) All actions necessary to authorize the execution and delivery of this Agreement by Seller have been taken and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon execution, each of the Seller's closing documents will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. No consent of any third party is required for Seller to transfer the Property to Purchaser.

     (c) The execution, delivery and compliance with the terms of this Agreement will not conflict with, or result in a breach of any agreement to which Seller is a party or by which Seller or the Property is bound, or any law or order of any court having jurisdiction over Seller.

     (d) Seller is not a "foreign person" within the meaning of Section 1445 of the U.S. Internal Revenue Code, as amended.

     (e) No act of bankruptcy has occurred with respect to Seller or is contemplated or being considered by Seller.

     (f) Seller has received no notice of any litigation, arbitration or administrative proceeding (including condemnation or taking by eminent domain) against Seller or the Property which could materially adversely affect the Property or Seller's ability to carry out it's obligations under this Agreement.

     (g) Each Lease delivered from Seller to Purchaser is a true and correct copy of the lease agreement between Seller and such respective tenant. Except for the Leases, there are no other leases or occupancy or rental agreements affecting the Property.

     (h) Except for the Service Agreements, there are no property management agreements, landscaping agreements, maintenance agreements or other agreements of Seller which will survive the Closing and affect the Property.

The warranties and representations of Seller set out above in this Section 5.01 and the special warranty of title to be including in the Deed are referred to in this Agreement collectively as the "Express Warranties". Purchaser acknowledges that Purchaser will independently cause the Property to be inspected on its behalf during the Inspection Period and that Purchaser has not entered into this Agreement based upon any representation, warranty, agreement, statement or expression of opinion by Seller or by any person or entity acting or allegedly acting for or on behalf of Seller as to the Property or the condition of the Property. Purchaser agrees that the Property is to be sold to and accepted by Purchaser at Closing, AS IS, WHERE IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED (other than the Express Warranties).

     5.02 Purchaser Representations and Warranties. Purchaser represents and warrants to Seller the following:

     (a) Purchaser is a duly organized and validly existing corporation under the laws of the State of Texas, with full power and authority to perform its obligations under this Agreement.

     (b) All actions necessary to authorize the execution and delivery of this Agreement by Purchaser have been taken and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Upon execution, each of the Purchaser's closing documents will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. No consent of any third party is required for Purchaser to purchase the Property from Seller.

     (c) The execution, delivery and compliance with the terms of this Agreement will not conflict with, or result in a breach of any agreement to which Purchaser is a party or by which Purchaser is bound, or any law or order of any court having jurisdiction over Purchaser.

     (d) No act of bankruptcy has occurred with respect to Purchaser or is contemplated or being considered by Purchaser.

     (e) Purchaser has received no notice of any litigation, arbitration or administrative proceeding against Purchaser which could materially adversely affect Purchaser's ability to carry out it's obligations under this Agreement.

     5.03 Notice Regarding District. Purchaser acknowledges and understands that a portion of the Property is located in River Place Municipal Utility District (the "District"). Purchaser understands and acknowledges that the Property will be conveyed at the Closing subject to assessments and assessment liens in favor of the District, and Purchaser acknowledges receipt of the notice regarding such assessments and assessment liens which is attached hereto as Exhibit "5.03" and is incorporated herein by reference. Purchaser agrees to execute and deliver to Seller, at the Closing, an additional notice in the form of Exhibit "5.03", with any modifications which are necessary to incorporate therein any updated or changed information.

     5.04 Notice Regarding Possible Annexation. If the property that is the subject of this contract is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information.

                                      VI.
                            Condemnation and Casualty

     6.01 Condemnation. The obligations of Seller and Purchaser to close the sale of the Property shall not be affected by any condemnation proceedings or by any pending or threatened condemnation proceedings. However, at the Closing, the Purchase Price shall be reduced by the amount of any condemnation proceeds which have been received by Seller with respect to the Property between the Effective Date of this Agreement and the Closing Date and, in addition, Seller will assign to Purchaser all of Seller's rights to any condemnation proceeds which are payable to Seller, but have not yet been received by Seller, in connection with any condemnation of the Property occurring between the Effective Date of this Agreement and the Closing Date.

     6.02 Casualty. The obligations of Seller and Purchaser to close the sale and purchase of the Property shall not be affected by any fire or other casualty. However, at the Closing, the Purchase Price will be reduced by the amount of: (i) any insurance proceeds which have been received by Seller with respect to any fire or casualty occurring at the Property between the Effective Date of this Agreement and the Closing Date; and (ii) the deductible amount under such insurance policy. In addition, Seller will assign to Purchaser all of Seller's rights to any insurance proceeds which are payable to Seller, but have not yet been received by Seller, in connection with any fire or other casualty occurring at the Property between the Effective Date of this Agreement and the Closing Date.

                                      VII.
                                    Remedies

     7.01 Purchaser's Default and Seller's Remedies: If Purchaser fails or refuses to timely comply with Purchaser's obligations under this Agreement or is unable to do so as the result of Purchaser's act or failure to act, then Seller may, as Seller's sole and exclusive remedy, either: (a) terminate this Agreement and (i) recover or retain the Earnest Money as liquidated damages for the failure or refusal by Purchaser to close the purchase of the Property ("Acquisition Default"), (ii) recover damages with respect to any failure by Purchaser to comply with Purchaser's Post Termination Obligations, and/or enforce specific performance of Purchaser's Post Termination Obligations, and
(iii) recover from Purchaser all costs and expenses, including reasonable attorney's fees, incurred in connection with the recovery or retention of the Earnest Money and/or in connection with the enforcement of Purchaser's Post Termination Obligations or the collection of damages arising out of any violation thereof; or (b) enforce specific performance of Purchaser's obligations under this Agreement. In the event of an Acquisition Default by Purchaser, the Earnest Money will be delivered to or retained by Seller as liquidated damages, and not a penalty, in full satisfaction of Seller's claims against Purchaser with respect to the Acquisition Default only. The recovery or retention of the Earnest Money by Seller will not limit Seller's right to exercise the remedies outlined in subparts (ii) and (iii) of clause (a) set out in the first sentence of this Section 7.01. Seller and Purchaser agree that it is difficult to determine the actual amount of Seller's damages arising out of an Acquisition Default by Purchaser, but the amount of the Earnest Money is a fair estimate of those damages which has been agreed to by the Parties in a sincere effort to make the damages certain.

     7.02 Seller's Default and Purchaser's Remedies.

     (a) If Seller fails or refuses to timely comply with Seller's obligations under this Agreement, and if Purchaser is not in default of any of Purchaser's obligations under this Agreement, then Purchaser may, as Purchaser's sole and exclusive remedy, either: (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing; or (ii) enforce specific performance of Seller's obligations under this Agreement if and only if Purchaser complies with all of the preconditions and requirements set out in
          Section 7.02(b) hereinbelow. In addition to the foregoing, Purchaser may recover from Seller all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with Purchaser's enforcement of Seller's obligations under this Agreement or the recovery of the Earnest Money deposited by Purchaser under this Agreement. Except as set out in the immediately preceding sentence, Purchaser will not be entitled to recover any damages from Seller.

   (b) Notwithstanding any provision in this Agreement to the contrary, it is specifically agreed and understood that Purchaser will not have the right to enforce specific performance of Seller's obligations under this Agreement or to place a lis pendens on the Property or otherwise encumber the Property in any way until and unless: (i) Purchaser timely tenders full performance under this Agreement by delivering to the Title Company, on or before the Closing Date, fully executed originals of all documents required to be executed by Purchaser under the terms and provisions of this Agreement, together with cash or other readily available funds, or an "Acceptable Financing Commitment" (hereinafter defined), or a combination of cash or other readily available funds and an "Acceptable Financing Commitment" in an amount sufficient to cover the Purchase Price plus all expenses which are required to be paid by Purchaser under the terms and provisions of this Agreement; (ii) despite such tender of full performance by

          Purchaser at the Closing, Seller fails or refuses to close the transaction evidenced by this Agreement; and (iii) Purchaser institutes, within thirty (30) calendar days after the Closing Date, an action under the arbitration agreement referenced in Section 7.06 of this Agreement (the "Arbitration Agreement"), seeking to enforce specific performance of Seller's obligations under this Agreement. Purchaser will be considered to have provided an "Acceptable Financing Commitment" only if Purchaser provides evidence to the Arbitrators which the Arbitrators determine is adequate to establish that the written financing commitment provided by Purchaser: (i) is issued by a lending institution which has adequate financial strength and adequate readily available funds to satisfy its obligations under the financing commitment; and (ii) is prepared in form and with content providing adequate assurance of availability of funds for the closing of the sale and purchase of the Property (and in this regard, it is expressly agreed and understood that the obligations of the lender under such financing commitment may not be subject to any conditions or requirements other than the closing of the sale and purchase of the Property).

     7.03 Notice and Opportunity to Cure. For purposes of this Agreement, the term "Non-Curable Default" shall mean and refer to: (a) any default by Purchaser to deliver the Earnest Money on a timely basis as required under this Agreement; and/or (b) any failure by Purchaser to deliver to the Title Company, on or before the Closing Date, all funds, documents and other items necessary to close the transaction under this Agreement. In the event of any default under this Agreement (other than a Non-Curable Default) by either Party (the "Defaulting Party") the other Party (the "Non-Defaulting Party") will not exercise any of such Non-Defaulting Party's rights or remedies under this Agreement until and unless the Non-Defaulting Party has provided to the Defaulting Party a written notice of the default or defaults of the Defaulting Party (the "Default Notice") and the Defaulting Party has failed to cure the default or defaults specified in the Default Notice within ten (10) calendar days after the date of the Non-Defaulting Party's delivery of the Default Notice. In the event of any Non-Curable Default by Purchaser, Seller may, at Seller's option and election, afford notice and opportunity to cure to Purchaser, but it is expressly agreed and understood that Seller has no duty to afford any such notice or opportunity to cure to Purchaser. Rather, Seller may, if Seller so elects, exercise any right or remedy which Seller may have with respect to any Non-Curable Default, without necessity of providing to Purchaser any notice or opportunity to cure.

     7.04 Purchaser's Post Termination Obligations. If this Agreement is terminated for any reason (either by Purchaser or by Seller), then Purchaser shall: (a) restore the Property to the condition which existed prior to any inspections, tests or other activities of Purchaser and/or any of the Purchaser Parties, to the maximum extent that such restoration is reasonably practical and to the extent that such restoration is not reasonably practical, Purchaser will compensate Seller for any damage to the Property); (b) return to Seller all studies, reports, surveys and other documents or information of any kind or nature which have been provided by Seller to Purchaser; (c) deliver the Purchaser Due Diligence Materials to Seller; (d) execute and deliver to Seller an instrument assigning to Seller (without warranty or recourse) all of Purchaser's rights, title and interest to the Purchaser Due Diligence Materials, authorizing Seller to contact any third parties who generated the Purchaser Due Diligence Materials, and containing an express agreement pursuant to which Purchaser agrees not to release or discuss any of the Purchaser Due Diligence Materials to or with any person without the prior express written consent of Seller; (e) remove all liens against the Property which have arisen due to any activities of Purchaser or any of the Purchaser Parties; (f) indemnify and hold Seller harmless from and against any and all liabilities, obligations, claims and costs of any kind or nature (including court costs and reasonable attorneys' fees) arising out of or in connection with any activities of the Purchaser and/or the Purchaser Parties upon or within the Property INCLUDING WITHOUT LIMITATION ALL LIABILITIES, OBLIGATIONS, CLAIMS AND COSTS ARISING OUT OF ANY NEGLIGENCE ON THE PART OF SELLER, IT BEING EXPRESSLY AGREED AND UNDERSTOOD THAT PURCHASER IS AGREEING TO INDEMNIFY SELLER FROM CLAIMS ARISING OUT OF SELLER'S OWN NEGLIGENCE; and (g) reimburse Seller for all expenses, costs and liabilities of any kind or nature (including without limitation attorneys' fees and court costs) incurred by Seller in connection with the enforcement of any of the obligations of Purchaser under this Section 7.04 and/or in connection with the performance by Seller of any of the obligations of Purchaser under this
Section 7.04. The obligations of Purchaser under this Section 7.04 are referred to in this Agreement collectively as the "Post Termination Obligations". Notwithstanding any provision in this Agreement to the contrary, the Post Termination Obligations shall survive any termination of this Agreement, and the Post Termination Obligations shall not (regardless of any liquidated damages provisions in this Agreement) be deemed to be satisfied in whole or in part by the delivery to Seller of all or any portion of the Earnest Money.

     7.05 Disposition of the Earnest Money.

     (a) Notwithstanding any provision in this Agreement to the contrary, the provisions in this Agreement relating to the Earnest Money shall survive any termination of this Agreement.

     (b) If the sale and purchase of the Property is consummated under the terms and provisions of this Agreement, then the Earnest Money will be credited and applied against the cash sums which are payable by Purchaser at the Closing.

     (c) If Purchaser terminates this Agreement under the terms and provisions of Section 3.01 of this Agreement, then the Earnest Money will be promptly disbursed to Purchaser after Purchaser has satisfied all of Purchaser's Post Termination Obligations.

     (d) If Purchaser terminates this Agreement under the terms and provisions of Section 3.08 of this Agreement, then the Earnest Money will be promptly disbursed to Purchaser after Purchaser has satisfied all of Purchaser's Post Termination Obligations.

     (e) If Purchaser terminates this Agreement under the terms and provisions of Section 4.02(j) of this Agreement, then the Earnest Money will be promptly disbursed to Purchaser after Purchaser has satisfied all of Purchaser's Post Termination Obligations.

     (f)  If Seller  terminates this Agreement under the terms and provisions of
          Section 7.01 of this Agreement, then the Earnest Money will be promptly disbursed to Seller after such termination.

     (g) If Purchaser terminates this Agreement under the terms and provisions of Section 7.02 of this Agreement, then the Earnest Money will be promptly disbursed to Purchaser after such termination.

     (h)  If Seller  terminates this Agreement under the terms and provisions of
          Section 10.18 of this Agreement, then the Earnest Money, if any, will be promptly disbursed to Purchaser after such termination.

     7.06 Arbitration. In order to resolve any disputes which may arise under this Agreement and/or under any of the documents which are executed in connection with this Agreement, Seller and Purchaser are, simultaneously herewith, entering into an "Arbitration Agreement" in the form of Exhibit "7.06" attached hereto and incorporated herein by reference.

     7.07 WAIVER OF JURY TRIAL. THE PARTIES BOTH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL DISPUTES OF ANY KIND OR NATURE WHICH ARE BASED ON OR WHICH ARISE OUT OF OR IN CONNECTION WITH: (A) THIS AGREEMENT; OR (B) ANY DOCUMENT, INSTRUMENT OR OTHER AGREEMENT WHICH IS EXECUTED OR IS CONTEMPLATED TO

BE EXECUTED IN CONNECTION WITH THIS AGREEMENT; OR (C) ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY WHICH RELATES TO, CONCERNS OR ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH OF THIS AGREEMENT. THE FOREGOING WAIVER SHALL APPLY TO ANY AND ALL LITIGATION OF ANY KIND OR NATURE, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, AND WHETHER RELATED TO ANY DIRECT CLAIM, COUNTERCLAIM, CROSS CLAIM OR THIRD PARTY CLAIM. EACH PARTY CERTIFIES TO THE OTHER PARTY THAT NO REPRESENTATIVE, AGENT OR COUNSEL OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR IMPLICITLY, TO SUCH PARTY THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER. NO REPRESENTATIVE, AGENT OR COUNSEL OF EITHER PARTY HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS WAIVER OF JURY TRIAL. EITHER PARTY MAY FILE A COPY OF THIS SECTION 7.07 WITH ANY COURT AS CONCLUSIVE EVIDENCE THAT BOTH PARTIES HAVE WAIVED THEIR RIGHTS TO TRIAL BY JURY. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

     7.08 Enforcement Costs: In the event of any dispute between the Parties arising out of or in connection with this Agreement, the prevailing Party in such dispute shall be entitled to recover from the non-prevailing Party all of the prevailing Party's costs and expenses in connection with such dispute, including without limitation court costs, expert witness fees and reasonable attorney's fees.

                                     VIII.
                                     Notices

     8.01 Delivery of Notices. Any notice, communication, request, reply or advice (severally and collectively referred to as "Notice") in this Agreement provided or permitted to be given, made or accepted by either Party to the other must be in writing. Notice may, unless otherwise provided herein, be given or served: (a) by depositing the same in the United States Mail, certified, with return receipt requested, addressed to the Party to be notified and with all charges prepaid; or (b) by depositing the same with Federal Express or another service guaranteeing "next day delivery", addressed to the Party to be notified and with all charges prepaid; or (c) by delivering the same to such Party, or an agent of such Party by telecopy or by hand delivery. Notice deposited in the United States mail in the manner hereinabove described shall be deemed effective from and after the earlier of the date of actual receipt or three (3) calendar days after the date of such deposit. Notice given in any other manner shall be effective only if and when received by the Party to be notified. For the purposes of notice, the addresses of the Parties shall, until changed as provided below, be as follows:

        Seller: Investors Life Insurance Company of North America River Place Pointe I
                           6500 River Place Blvd.
                           Austin, Texas 78730
                           Attn:  Mr.  Tim Casey
                           Telecopy No.:  (512) 404-5212

        with copies to:    Investors Life Insurance Company of North America
                           River Place Pointe I
                           6500 River Place Blvd.
                           Austin, Texas 78730
                           Attn:  Mr. Theodore A. Fleron
                           Telecopy No.:  (512) 404-5051

                           Investors Life Insurance Company of North America River Place Pointe I
                           6500 River Place Blvd.
                           Austin, Texas 78730
                           Attn:  Mr. Bruce Boisture
                           Telecopy No.:  (512) 404-5129

                           Armbrust & Brown, L.L.P.
                           100 Congress Ave., Ste. 1300
                           Austin, Texas 78701
                           Attn:  David B. Armbrust
                           Telecopy No.:  (512) 435-2360

                           and

                           Armbrust & Brown, L.L.P.
                           100 Congress Ave., Ste. 1300
                           Austin, Texas 78701
                           Attn:  Samuel D. Byars
                           Telecopy No.:  (512) 435-2360

        Purchaser:         Aspen Growth Properties, Inc.
                           8799 Balboa Avenue #270
                           San Diego, California  92123
                           Attn: Mr. John Tworoger
                           Telecopy No.: (858) 268-0337

        with copy to:      Mr. Dietmar Schott
                           8799 Balboa Avenue #265
                           San Diego, California  92123
                           Telecopy No.: (858) 268-0337

The Parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) calendar days written notice to the other Party.

                                      IX.
                             Real Estate Commissions

     9.01 Real Estate Commissions.

     (a) Seller and Purchaser acknowledge and agree that the only brokers who have been involved with the origination and negotiation of this Agreement are C.B. Richard Ellis, Inc. and FIC Realty Services, Inc. (the "Brokers"). If, as, and when this Agreement closes and Seller receives the Purchase Price in good funds, but not otherwise, Seller agrees to pay: (i) a real estate sales commission to C.B. Richard Ellis, Inc. in an amount equal to one-half of one percent of the Purchase Price; and (ii) a real estate sales commission to FIC Realty Services, Inc. in an amount equal to one-half of one percent of the Purchase Price.

     (b) The above referenced real estate sales commissions will be deemed earned only if and when the Closing occurs under this Agreement. If this Agreement fails to close for any reason, including a breach by either Party, Seller shall have no obligation to pay to Brokers the above referenced real estate sales commissions or any other compensation, costs, expenses, fees or other sums of any kind or nature. Without limitation on the generality of the foregoing, it is expressly agreed and understood that the Brokers will not be entitled to any real estate sales commissions if the Parties agree to rescind or terminate this Agreement.

     (c) Seller and Purchaser each represents and warrants to the other that, other than the real estate sales commissions payable to the Brokers as specified hereinabove, there are no real estate sales commissions payable to any person or entity in connection with the transaction evidenced by this Agreement. Seller and Purchaser agree to hold harmless, defend, and indemnify each other from any and all claims, suits, liabilities, losses, costs, and expenses (including reasonable attorneys' fees and court costs) resulting from any claims made by any broker, agent, finder, or salesman for any real estate sales commission or other compensation, reimbursement or payment of any kind or nature which is alleged to be owed based upon an agreement with the indemnifying party.

     (d) The Brokers are not parties to this Agreement. This Agreement may be amended or terminated without notice to or the consent of the Brokers. The absence of Brokers' signatures shall not in any way affect the validity of this Agreement or any amendment to this Agreement.

     (e) Purchaser understands and hereby acknowledges that neither the Brokers nor any agents operating by, through or under the Brokers have any authority to bind Seller to any warranties or representations regarding the Property, and further acknowledges that Purchaser has not relied upon any warranties or representations of the Brokers or any agents operating by, through or under the Brokers in Purchaser's decision to purchase the Property.

     (f) Purchaser acknowledges that Purchaser has been advised by the Brokers, to have an abstract of title on the Property examined by an attorney or else to acquire an owner's policy of title insurance on the Property.

     (g) The obligations of the Parties contained in this Section 9.01 shall survive the Closing or any termination of this Agreement.

                                       X.
                            Miscellaneous Provisions

     10.01 Survival of Covenants: All of Seller's and Purchaser's obligations, representations, warranties, covenants and agreements set out in this Agreement or in any of the documents executed or to be executed at Closing, shall survive the Closing and shall not be merged therein.

     10.02 Entire Agreement. This Agreement contains the entire agreement of the Parties hereto. There are no other agreements, oral or written, between the Parties regarding the Property and this Agreement can be amended only by written agreement signed by the Parties hereto, and by reference made a part hereof.

     10.03 Binding Effect. This Agreement, and the terms, covenants, and conditions herein contained, shall be covenants running with the land and shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the Parties hereto.

     10.04 Effective Date. The Effective Date of this Agreement and other similar references herein are deemed to refer to the date on which this Agreement has been fully executed, initialed, if applicable, and dated by both Seller and Purchaser.

     10.05 Time. Time is of the essence in all things pertaining to the performance of this Agreement. All references in this Agreement to specific times shall mean and refer to local time in Austin, Texas.

     10.06 Business Days. For purposes of this Agreement, the term "business day" or "business days" shall mean and refer to all calendar days, other than Saturdays, Sundays and days on which banks are required or permitted to close in the State of Texas. If any deadline set forth in this Agreement falls on a day which is not a business day or if any period of time provided for in this Agreement ends on a day which is not a business day, then the applicable deadline or period shall be extended to the first succeeding day which is a business day.

     10.07 Assignment.

     (a) Purchaser shall not have the right to assign its interest under this Agreement without Seller's prior written consent. Seller's consent shall not be unreasonably withheld, conditioned or delayed in connection with any assignment by Purchaser to a limited partnership in which Purchaser is the general partner, and/or to an individual investor affiliated with Purchaser to facilitate an "Exchange" (hereinafter defined) for such individual (which individual will own an equity interest in Purchaser or the entity formed by Purchaser). In all other instances, Seller's consent may be withheld, conditioned or delayed for any reason in Seller's sole discretion. In the event Purchaser makes a permitted assignment of its rights under this Agreement, Purchaser shall not be released from any of its obligations under this Agreement.

     (b) In addition to the above, each Party may assign its rights under this Agreement to a qualified intermediary to effect an exchange of real property under Section 1031 of the U.S. Internal Revenue Code, as amended ("Exchange"). Each Party agrees to cooperate with the other Party in completing the Exchange, and each Party reserves the right to convert this transaction to an Exchange at any time before the Closing Date. Seller and Purchaser agree, however, that consummation of the transaction contemplated by this Agreement is not predicated or conditioned on completion of such an Exchange by either Party. If a Party does elect to complete an Exchange, the other Party shall execute all escrow instructions, documents, agreements, or instruments reasonably requested by the first Party to complete the Exchange; provided, however, that the other Party shall incur no additional liabilities, expenses, or costs as a result of or connected with such Exchange, nor shall the Closing under this Agreement be delayed or otherwise affected by the Exchange.

     10.08 Severability. If any provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then, and in that event, it is the intention of the Parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the Parties to this Agreement that in lieu of each provision of this Agreement that is illegal, invalid, or unenforceable, there be added as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible, and be legal, valid, and enforceable.

     10.09 Waiver. Any failure by a Party hereto to insist, or any election by a Party hereto not to insist, upon strict performance by the other Party of any of the terms, provisions, or conditions of this Agreement shall not be deemed to be a waiver thereof or of any other term, provision, or condition hereof, and such Party shall have the right at any time or times thereafter to insist upon strict performance of any and all of the terms, provisions, and conditions hereof.

     10.10 Applicable Law and Venue. The construction and validity of this Agreement shall be governed by the laws of the State of Texas. Venue shall be in a court of appropriate jurisdiction in Travis County, Texas.

     10.11  Paragraph  Headings.   The  paragraph  headings  contained  in  this
Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

     10.12 Grammatical Construction . Wherever appropriate, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa.

     10.13 No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum, affidavit or other instrument evidencing this Agreement or relating hereto (other than the closing documents contemplated hereunder) shall ever be recorded in the Real Property Records of Travis County, Texas, or in any other public records. Should Purchaser ever record or attempt to record any such instrument, then, notwithstanding any provision herein to the contrary, such recordation or attempted recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein: (i) Purchaser shall be personally liable to Seller for any damages incurred by Seller as a result of such recordation or attempted recordation, together with all attorney's fees and other costs and expenses of any kind or nature incurred by Seller as a result of such recordation or attempted recordation; and (ii) Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the Real Property Records of Travis County, Texas.

     10.14 Force Majeure. If either Party is delayed or prevented from performing any of its obligations under this Agreement (other than the obligation to pay any sum of money) by reason of strikes, lockouts, labor troubles, work stoppages, shortages of materials, transportation delays, failure of power, riots, insurrections, war, acts of God, floods, storms, weather (including delays due to rain or wet ground), fire or other casualty, or any other cause beyond such Party's control, the period of such event, plus the period of delay caused by such event, shall be deemed to be added to the time period herein provided for the performance any such obligation by the applicable Party.

     10.15 Confidentiality. Purchaser agrees to keep the terms and provisions of this Agreement and all other information relating to the Property confidential in accordance with the letter agreement regarding "confidential information" which Seller and Purchaser have previously entered into. Purchaser understands and acknowledges that Seller is a publicly traded corporation and that Seller may be required to make public disclosures of this Agreement and the terms and provisions of this Agreement. Seller has the full right and authority to make any and all disclosures or announcements regarding this Agreement as Seller may desire, in Seller's sole and absolute discretion.

     10.16 Exculpation. Notwithstanding any provision in this Agreement to the contrary, it is agreed and understood that Purchaser shall look solely to the assets of Seller in the event of any breach or default by Seller under this Agreement. This Agreement is executed by an officer of Seller (the "Signing Officer") solely in the Signing Officer's capacity as a representative of the Seller and not in the Signing Officer's own individual capacity. Purchaser hereby releases and relinquishes the Signing Officer from any and all personal liability for any matters or claims of any kind which arise under or in connection with or as a result of this Agreement.

     10.17 Execution. To facilitate execution, this instrument may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all Parties be contained in any one counterpart hereof. Additionally, the Parties hereto hereby covenant and agree that, for purposes of facilitating the execution of this instrument: (i) the signature pages taken from separate individually executed counterparts of this instrument may be combined to form multiple fully executed counterparts; and
(ii) a facsimile signature or a signature sent by electronic mail shall be deemed to be an original signature for all purposes. All executed counterparts of this instrument shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement.

     10.18 Acceptance Deadline. The execution of this Agreement by Seller shall constitute an offer by Seller to sell the Property to Purchaser on the terms and conditions stated in this Agreement. In order for Purchaser to effectively accept Seller's offer, Purchaser must, prior to 5:00 p.m., Austin, Texas time, on March 18, 2005 (the "Acceptance Deadline"): (a) properly and fully execute this Agreement without any modifications or changes; (b) deliver at least one
(1) original counterpart of such fully executed and unmodified version of this Agreement to Seller; (c) deliver a copy of such fully executed and unmodified version of this Agreement to the Title Company; and (d) deliver the Earnest Money to the Title Company in cash or other readily available funds. If Purchaser does not comply with the foregoing requirements prior to the Acceptance Deadline, then (regardless of whether Purchaser later complies with the foregoing requirements) Seller shall have the right at any time after the Acceptance Deadline to terminate this Agreement by delivering a written notice of such termination to Purchaser. If Seller terminates this Agreement under the terms of this Section 10.18, then the Earnest Money shall (if the same has been delivered to the Title Company or to Seller ) be returned to Purchaser and thereafter neither Party will have any further rights or remedies under this Agreement.

     EXECUTED by the  undersigned  on the dates set forth  hereinbelow.




SELLER:                                 INVESTORS LIFE INSURANCE COMPANY OF
                                        NORTH AMERICA, a Texas corporation

                                        By: /s/ J. Bruce Boisture
                                        Printed Name:  J. Bruce Boisture
                                        Title: Chairman & CEO

                                        Date:




PURCHASER:                              ASPEN GROWTH PROPERTIES, INC.,
                                        a Texas corporation

                                        By: /s/ John M. Tworoger
                                        John M. Tworoger, President


                                        Date: